Exhibit (h.2.)
                          Accounting Services Agreement

                          ACCOUNTING SERVICES AGREEMENT


        THIS ACCOUNTING SERVICES AGREEMENT is made as of December ___, 2003 (the "Agreement"), by and between Sit Mutual Funds Trust, a Delaware statutory trust (the "Company"), and PFPC, Inc., a Massachusetts corporation ("PFPC").

               WHEREAS, the Company wishes to retain PFPC to provide certain fund accounting services with respect to each investment portfolio listed in Schedule A hereto, as the same may be amended from time to time by the parties hereto (the "Fund", or if more than one portfolio listed, collectively, the "Funds"), and PFPC is willing to furnish such services;

                                   WITNESSETH:

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

        1. Appointment. The Company hereby appoints PFPC to provide certain fund accounting services required by the Company for each Fund for the period and on the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 4 of this Agreement. In the event that the Company decides to retain PFPC to act as fund accountant hereunder with respect to one or more portfolios other than the Funds, the Company shall notify PFPC in writing. If PFPC is willing to render such services, it shall notify the Company in writing whereupon such portfolio shall become a Fund hereunder.

        2. Delivery of Documents. The Company has furnished PFPC with copies properly certified or authenticated of each of the following:

               (a) Resolutions of the Company's Board of Directors authorizing PFPC to provide certain fund accounting services to the Company and approving this Agreement;

               (b) The Company's Articles of Incorporation (the "Articles") filed with the State of Minnesota and all amendments thereto;

               (c) The Company's By-Laws and all amendments thereto (the "By-Laws");

               (d) The Investment Advisory Agreement between SIT Investment Associates, Inc. (the "Adviser") and the Company dated as of April 1, 1993 and all amendments thereto (the "Advisory Agreement");

               (e) The Custody Agreement between The Northern Trust Company (the "Custodian") and the Company dated as of April 1, 1996 and all amendments thereto (the "Custody Agreement");

               (f) The Transfer Agency and Registrar Agreement between PFPC, Inc. (the "Transfer Agent") and the Company dated as of January 1, 1996 and all amendments thereto;

               (g) The Company's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the Investment Company Act of 1940 (the "1940 Act") (File Nos. 2-91312 and 811-04033), as declared effective by the Securities and Exchange Commission (the "SEC") on September


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29, 1988, relating to shares of beneficial interest of the Company (the
"Shares"), and all amendments thereto; and

               (h) Each Fund's most recent prospectus and statement of additional information and all amendments and supplements thereto (collectively, the "Prospectuses").

        The Company will furnish PFPC from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any. Furthermore, the Company will provide PFPC with any other documents that PFPC may reasonably request and will notify PFPC as soon as possible of any matter materially affecting the performance by PFPC of its services under this Agreement.

        3. Services and Duties. Subject to the supervision and control of the Company, PFPC undertakes to provide the following specific services:

               (a) Accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Company as may be required by Section 31(a) of the 1940 Act and the rules thereunder);

               (b) Internal auditing;

               (c) Valuing the assets of each Fund and calculating the net asset value of the shares of the Fund at the close of trading on the New York Stock Exchange ("NYSE") on each day on which the NYSE is open for trading, and at such other times as the Board of Directors may reasonably request;

               (d) Accumulating information for and, subject to approval by the Company's Treasurer, preparing reports to the Company's shareholders of record and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports on Form N-SAR;

               (e) Assisting the Adviser, at the Adviser's request, in monitoring and developing compliance procedures for the Company which will include, among other matters, procedures to assist the Adviser in monitoring compliance with each Fund's investment objective, policies, restrictions, tax matters and applicable laws and regulations; and

               (f) Preparing and furnishing the Company (at the Company's request) with performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested.

               (g) PFPC DataStation Access Services. PFPC shall provide to the Company the DataStation Internet access services as set forth on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time. Persons who are Company "Authorized Persons" to access DataStation are set forth on Exhibit B attached hereto and made a part hereof, as such Exhibit B may be amended from time to time."

        In performing its duties under this Agreement, PFPC: (a) will act in accordance with the Articles, By-Laws, Prospectuses and with the instructions and directions of the Company and will conform to and comply with the requirements of the 1940 Act and all other applicable Federal or state laws and regulations; and (b) will consult with legal counsel to the Company, as necessary and appropriate. Furthermore, PFPC shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Company or any of its Funds and shall not provide any investment advisory services to the Company or any of its Funds.

        4. Compensation and Allocation of Expenses.

               (a) For the services to be rendered, the facilities to be furnished and the payments to be made by PFPC, as provided for in this Agreement, the Company, on behalf of each Fund, will pay PFPC on the first business day of each month a fee for the previous month at the annual rate as follows:

             Assets                                        Basis Point Charge
             ------                                        ------------------
             $1 greater than $2,000,000,000                       4.0
             $2,000,000,000 - $5,000,000,000                      2.5
             Greater than $5,000,000,000                          2.0

For purposes of determining the asset levels in the foregoing fee schedule, the assets of all Sit Mutual funds serviced by PFPC, shall be combined. In addition, for each fund added, if any, to the Sit Mutual Funds listed on Exhibit 1 and serviced hereunder by PFPC (a "New Fund") the Company shall pay PFPC a minimum annual fee in an amount equal to a.) $30,000 less b.) an amount calculated in accordance with the foregoing fee schedule for the New Fund on a stand alone basis without regard to other Sit Mutual funds serviced by PFPC. For each fund listed on Exhibit 1 that is liquated or dissolved, or merged into ano6ther fund included on Exhibit 1m the aggregate fee paid to PFPC by the remaining funds listed on Exhibit 1 will be reduce by $15,000 annually. The annual fee reduction will be applied as a credit monthly in arrears. The annual fee reduction will commence in the month of the liquidation, dissolution or merger if the liquidation, dissolution or merger takes place on or before the 15th of a month, and will commence in the month following the liquidation, dissolution or merger if the liquidation, dissolution or merger takes place after the 15th of a month.


       (5)     Limitation of Liability

               (a) PFPC, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or a Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith, or negligence on the part of PFPC in the performance of its obligations and duties under this Agreement.

               (b) Notwithstanding any provision in this Agreement to the contrary, PFPC's cumulative liability (to the Company) for all losses, claims, suits, controversies, breaches, or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the lesser of
(i) $1,000,000 or (ii) the fees received by PFPC for services provided under this Agreement during the twelve months immediately prior to the date of such loss or damage.

               (c) Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

               (d) Each party shall have the duty to mitigate damages for which the other party may become responsible.

               (e) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL PFPC, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

       6.      Indemnification.

               (a) The Company shall indemnify and hold PFPC harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against PFPC or for which PFPC may be held to be liable in connection with this Agreement or PFPC's performance hereunder (a "Claim"), unless such Claim resulted from a negligent act or omission to act or bad faith by PFPC in the performance of its duties hereunder.

               (b) The Company or a Fund, its officers, employees, shareholders and agents shall not be liable for, and PFPC shall indemnify and hold the Company and each Fund harmless from and against any and all claims, made by third parties, including costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind, which result from a negligent act or omission to act or bad faith by PFPC in the performance of its duties hereunder.

               (c) In any case in which either party (the "Indemnifying Party") may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such claim. The Indemnified Party will not confess any claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 6 shall survive the termination of this Agreement.

       7. EXCLUSION OF WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PFPC DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. PFPC DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

        8. Termination of Agreement.

               (a) This Agreement shall continue until March 31, 2003 (the "Initial Term"), unless earlier terminated pursuant to the terms of this Agreement. Thereafter, this Agreement shall automatically be renewed for successive terms of three (3) years ("Renewal Terms") each.

               (b) Either party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term upon not than less than ninety (90) days or more than one hundred-eighty (180) days prior written notice to the other party.

               (c) In the event a termination notice is given by the Company, all expenses associated with movement of records and materials and conversion thereof will be borne by the Company.

               (d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to the other party, such other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If PFPC is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of PFPC with respect to services performed prior to such termination or rights of PFPC to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

       9. Modifications and Waivers. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against PFPC unless said writing is executed by a Senior Vice President, Executive Vice President or President of PFPC. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

       10. No Presumption Against Drafter. PFPC and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and PFPC, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

       11. Publicity. Neither PFPC nor the Company shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

       12. Severability. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

       13. Miscellaneous.

               (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company or PFPC shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                     To the Company:

                     Sit Mutual Funds
                     4600 Wells Fargo Center
                     90 South Seventh Street
                     Minneapolis, MN 55402
                     Attention:  President

                     To PFPC:

                     PFPC, Inc.
                     4400 Computer Drive
                     Westboro, Massachusetts  01581

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that PFPC may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. PFPC may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by PFPC.

               (c) The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this Agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and PFPC and the Company hereby submit themselves to the exclusive jurisdiction of those courts.

               (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

               (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       14. Confidentiality.

               (a) The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Company and PFPC shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. The Company and PFPC may each use the Confidential Information only to exercise its rights or perform its duties under this Agreement. The Company and PFPC shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Company and PFPC may, however, disclose Confidential Information to its employees who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Company and PFPC may also disclose the Confidential Information to independent contractors, auditors and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 14. Notwithstanding the previous sentence, in no event shall either the Company or PFPC disclose the Confidential Information to any competitor of the other without specific, prior written consent.

               (b) Proprietary Information means:

                     (i) any data or information that is completely sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                     (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or PFPC a competitive advantage over its competitors; and

                     (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

               (c) Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

               (d) The parties acknowledge that breach of the restrictions on use, dissemination or disclosure of any Confidential Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate the other party for that harm. The non-breaching party shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

       15. Force Majeure. No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

        16. Entire Agreement. This Agreement, including all Schedules hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                           PFPC, INC.

                                           By: _________________________

                                           Name:________________________

                                           Title: ______________________

                                           SIT MUTUAL FUNDS TRUST

                                           By: _________________________

                                           Name:________________________

                                           Title: ______________________

                                   SCHEDULE A
                                   ----------


SIT MUTUAL FUNDS TRUST

Sit Florida Tax-Free Income Fund (Series A)

                                   SCHEDULE B
                                   ----------

                             OUT-OF-POCKET EXPENSES



1. Out-of-pocket expenses. The Company shall reimburse PFPC monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

      -  Postage
      - Telephone and telecommunications charges including all lease, maintenance and line costs
      -  Shipping, Certified and Overnight mail and insurance
      - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
      -  Duplicating services
      -  Courier services
      -  Overtime, as approved by the Company
      -  Temporary Staff, as approved by the Company
      -  Travel and entertainment, as approved by the Company
      - Record retention, retrieval and destruction costs, including bu not limited to exit feed charged by third party record keeping vendors
      -  Third party audit reviews (SAS 70)
      -  Pricing services (or services used to determine Company NAV)
      -  Vendor pricing comparision
      -  Such other expenses as are agreed to by PFPC and the Company.

2. Miscellaneous Charges. The Company shall be charged for the following products and services as applicable:

      -  Ad hoc reports
      -  Manual Pricing
      -  Materials for Rule 15c-3 Presentations

3. Programming Costs. The following programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.,

      System Enhancements (Non Dedicated Team): $150.00 per/hr per programmer



PFPC RESERVES THE RIGHT TO RENEGOTIATE THE FEES SET FORTH ON THIS SCHEDULE B AND IN SECTION 4 OF THE AGREEMENT SHOULD THE ACTUAL SERVICES VARY MATERIALLY FROM THE ASSUMPTIONS PROVIDED.

                                    EXHIBIT A

                           DATASTATION ACCESS SERVICES
                           ---------------------------


THIS EXHIBIT A, dated as of December __, 2003, is Exhibit A to the Accounting Services Agreement[s] dated December __, 2003, as amended to date (the "Agreement") between each of the Companies executing this Exhibit A (hereafter individually and collectively referred to as the "Company") and PFPC Inc. ("PFPC"). This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement as of the date hereof.

1.   PFPC Services

     (a) Provide Internet access to PFPC DataStation ("DataStation") at www.pfpcdatastation.com (the "Site") for Fund portfolio data otherwise supplied by PFPC to Company service providers via other electronic and manual methods (the "Services"). Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances, and (iii) net asset value-related data (NAV and net asset, distribution and yield detail).

     (b) Supply each of the Authorized Persons specified on Exhibit B as permissible users of Datastation (the "Users") with a logon ID and Password;

     (c) Provide to Users access to the information listed in (a) above using standard inquiry tools and reports. Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth below and will be negotiated and billed separately.

     (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

     (e) Monitor the telephone lines involved in providing the Services and inform the Company promptly of any malfunctions or service interruptions.

2.   Duties of the Company and the Users

     (a)  The Company shall:

     (i) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

     (ii) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

     (b) The Company acknowledges that it and the Users are prohibited from using any Data in any way not authorized by PFPC. The Company further acknowledges that it and the Users are prohibited from using any Data for purposes of updating a security master. The Company agrees that PFPC's suppliers of Data are third-party beneficiaries to this express prohibition and that any such Data supplier may bring suit on its own behalf to enforce this express prohibition.

3.   Standard of Care; Limitations of Liability

     (a) Notwithstanding anything to the contrary contained in the Agreement or this Exhibit A, PFPC shall be liable for direct damages incurred by the Company and which arise out of PFPC's failure to perform its duties and obligations described in this Exhibit A to the extent such damages constitute willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Exhibit A.

     (b) The Company acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Company agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care above.

     (c) Without limiting the generality of the foregoing or any other provisions of this Exhibit A or the Agreement, PFPC shall not be liable for delays or failures to perform any of the Services or errors or loss of data occurring by reason of circumstances beyond such party's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Exhibit.

4.   Fees for DataStation Services.

As consideration for the performance by PFPC of the Services, the Company will pay the fees set forth below and any additional fees set forth in a separate fee letter or work order as agreed between the parties from time to time:

              Number of Portfolios               Monthly Fee
              --------------------               -----------
                      1 - 2             $250
                      3 - 5             $250 + $85 perportfolio over 2
                     6 - 10             $505 + $65 per portfolio over 5
                     11 - 15            $830 + $50 per portfolio over 10
                     16 - 20            $1,080 + $35 per portfolio over 15
                     over 20            $1,250 + $30 per portfolio over 20

5.   Duration, Termination and Changes to Terms.

     (a) PFPC shall have the right at any time to review and propose changes to the terms and fees described in this Amendment. Such changes will become effective and bind the parties hereto after sixty (60) days from the date PFPC notifies the Company of such changes, unless the Company terminates this Amendment pursuant hereto or the parties agree otherwise at such time.

     (b) Either party may terminate this Amendment upon sixty (60) days prior written notice to the other. Any outstanding fees must be paid before this Amendment terminates.

                                    EXHIBIT B

                         DataStation Authorized Persons

THIS EXHIBIT B, dated as of October 1, 2000 is Exhibit B to the Accounting Services Agreement[s] dated December __, 2003, as amended to date (the "Agreement") between each of the Companies executing this Exhibit B (hereafter individually and collectively referred to as the "Company") and PFPC Inc. ("PFPC"). This Exhibit B shall supersede all previous forms of Exhibit B to the Agreement as of the date hereof.


The following individuals shall be Company Authorized Persons to access PFPC
DataStation:

NAME                         COMPANY OR FIRM                 SIGNATURE
----                         ---------------                 ---------

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-------------------        ------------------        --------------------------


PFPC INC.                                 SIT LARGE CAP GROWTH FUND, INC.
(f/k/a First Data Investor Services
Group)

By: ________________________________      By: __________________________________

Title: _____________________________      Title: _______________________________


SIT MID CAP GROWTH FUND, INC.             SIT MONEY MARKET FUND, INC.


BY: ________________________________      BY: __________________________________

TITLE: _____________________________      TITLE: _______________________________

SIT MUTUAL FUNDS, INC.                    SIT MUTUAL FUNDS II, INC.


BY: ________________________________      BY: __________________________________

TITLE: _____________________________      TITLE: _______________________________

SIT U.S. GOVERNMENT SECURITIES            SIT MUTUAL FUNDS TRUST
FUND, INC.

BY: ________________________________      BY: __________________________________

TITLE: _____________________________      TITLE: _______________________________


6. MISCELLANEOUS. In the event of a conflict between specific terms of this Exhibit A and the Agreement, this Exhibit A shall control as to the Internet Services.


PFPC INC.                                 SIT LARGE CAP GROWTH FUND, INC.
(f/k/a First Data Investor Services
Group)

BY: ________________________________      BY: __________________________________

TITLE: _____________________________      TITLE: _______________________________


SIT MID CAP GROWTH FUND, INC.             SIT MONEY MARKET FUND, INC.


BY: ________________________________      BY: __________________________________

TITLE: _____________________________      TITLE: _______________________________


SIT MUTUAL FUNDS, INC.                    SIT MUTUAL FUNDS II, INC.


BY: ________________________________      BY: __________________________________

TITLE: _____________________________      TITLE: _______________________________


SIT U.S. GOVERNMENT SECURITIES            SIT MUTUAL FUNDS TRUST
FUND, INC.

BY: ________________________________      BY: __________________________________

TITLE: _____________________________      TITLE: _______________________________